  EXHIBIT 4.1

CERTIFICATE OF THE PREFERRED SHARES

Filed as part of the Company’s Registration

Statement on Form 10 (File No. 000-56001)

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0046072014-1
FVAguilar	Filing Number 20254756505
Secretary of State State Of Nevada	Filed On 03/21/2025 12:27:31 PM
	Number of Pages 2

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Barrell Energy Inc Entity or Nevada Business Identification Number (NVID): NV20141061772
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 5,000,000 Preferred Shares .001 450,000,000 Common Shares .001
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 5,000,000 Preferred Shares .001 2,000,000,000 Common Shares .001
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Same
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: None
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 3/21/2025 Time: 5:00pm (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X DocuSigned by: Lester Parris B64070F4D64442E... — Signature of Officer; COB — Title; 3/21/2025 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

03/21/2025

Work Order Item Number:	W2025032101101 - 4327757
Filing Number:	20254756505
Filing Type:	Amended Certification of Stock Designation Before Issuance of Class/Series
Filing Date/Time:	03/21/2025 12:27:31 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0046072014-1
Entity Name: BARREL ENERGY INC.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
FREDERICK C. BAUMAN
6228 DARTLE ST, LAS VEGAS, NV 89130, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State